                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported):      April 10, 1997
                                                  ----------------------


                            HICKORY TECH CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Minnesota                  0-13721                41-1524393
--------------------------------------------------------------------------------
  (State or other jurisdiction     (Commission            (IRS Employer
       of incorporation)           File Number)        Identification No.)




221 East Hickory Street, P.O. Box 3248, Mankato, MN                   56002-3248
--------------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip code)




Registrant's telephone number including area code        (800) 326-5789
                                                  ------------------------------

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On April 10, 1997, the Registrant, under terms of a purchase agreement originally dated June 15, 1995 and subsequently amended, acquired the assets of 11 rural telephone exchanges in the State of Iowa from US West Communications, Inc., a Colorado corporation ("US West") for $35,271,000. The 11 exchanges contain approximately 12,500 telephone access lines located in and around the Iowa communities of Akron, Bancroft, Boyden, Doon, Hawarden, Hull, Ireton, Lakota, Rock Rapids, Rock Valley, and Sibley. The acquisition was accounted for as a purchase and approximately $22,322,000 of cost in excess of net assets acquired was recorded.

The Registrant funded the acquisition by the issuance of long-term debt instruments to seven institutional investors (insurance companies) in a private placement. The long-term debt consists of Senior Unsecured Notes of $40 million with final maturity in 15 years. The interest rate is fixed at 7.11%.

Pro forma financial statements are being filed herewith pursuant to Rule 11-01(a)(5) of Regulation S-X.




ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


(b)  Pro forma financial information

     The following pro forma financial information is attached:

          (i) Pro forma statement of income and explanatory notes (not audited) which show the pro forma effect on the historical results of operations of the Registrant for the calendar year 1996, as if the acquisition of the assets of the rural telephone exchanges occurred at the beginning of the Registrant's fiscal year 1996 (January 1, 1996).

          (ii) Pro forma balance sheet and explanatory notes (not audited) which show the effect on the Registrant of the acquisition of the assets of the rural telephone exchanges as of December 31, 1996, as if the acquisition occurred on December 31, 1996.

(c)  Exhibits

     2(a) Agreement For Purchase and Sale of Exchanges between US West
          Communications, Inc. and Hickory Tech Corporation dated June 15, 1995.

     2(b) First Amendment to Agreement for Purchase and Sale of
          Exchanges between US West Communications, Inc. and Hickory Tech Corporation dated February 21, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      April 25, 1997
     ------------------------



                         HICKORY TECH CORPORATION

                         By
                             ------------------------------------------------
                             Robert D. Alton, Jr., Chief Executive Officer

                         By
                             -----------------------------------------
                             David A. Christensen, Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.              Document Description
-----------              --------------------
2(a)                     Agreement For Purchase and Sale of
                         Exchanges between US West Communications,
                         Inc. and Hickory Tech Corporation dated
                         June 15, 1995.

2(b) First Amendment to Agreement for Purchase and Sale of Exchanges between US West Communications, Inc. and Hickory Tech Corporation dated February 21, 1996.

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                          PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (NOT AUDITED)
                (Dollars in Thousands, except Per Share Amounts)


                                                  Acquired
                                                   US West             Pro
                                 Hickory          Telephone           Forma
                                Tech Corp         Exchanges         Combined
                                ---------         ---------         --------
Operating Revenues               $66,562            $8,279           $74,841

Costs and Expenses                49,789             5,187            54,976
                                  ------             -----            ------

Operating Income                  16,773             3,092            19,865

Other Income & Expense               512           (2,606)           (2,094)
                                     ---           -------           -------

Income Before Income Taxes        17,285               486            17,771

Income Taxes                       6,866               202             7,068
                                   -----               ---             -----

Net Income                       $10,419              $284           $10,703
                                 -------              ----           -------
                                 -------              ----           -------

Earnings Per Share                 $2.09             $0.06             $2.15
                                   -----             -----             -----
                                   -----             -----             -----


     NOTES TO PRO FORMA STATEMENT OF INCOME (NOT AUDITED)

     The presented pro forma statement of income for the year ended December 31, 1996 consists of the historical statement of income of the Registrant plus the forecasted statement of income from the assets purchased from US West on April 10, 1997 as if they were acquired on January 1, 1996.


     OPERATING REVENUES AND EXPENSES ASSUMPTIONS

     The pro forma revenues for the newly acquired rural telephone exchanges were estimated based on the number of telephone access lines served by the assets and an estimate of the minutes of use those lines would generate. The resulting usage estimates were then multiplied by the rate elements applied for by the Registrant. The pro forma operating expenses of the newly acquired rural telephone exchanges were developed by estimating the necessary staffing requirements to support their unique service and geographic territories. In addition, operating expenses were estimated based upon the Registrant's experience as a local telephone service provider in similar geographic areas and its experience in completing previous rural telephone exchange acquisitions.

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     DEPRECIATION AND AMORTIZATION ASSUMPTIONS

     The pro forma property and equipment depreciation was computed using the straight-line method at rates based on estimated service lives of the assets as follows:

     Assets                             Service Lives

     Buildings                          30 - 40 years
     Telephone Plant and Equipment       5 - 40 years

     The pro forma cost in excess of the fair value of the net assets acquired and cost associated with the acquisition were amortized over 40 years.


     INTEREST EXPENSE ASSUMPTIONS

     The Registrant borrowed $40 million to complete the purchase of the rural telephone exchanges from US West on April 10, 1997. In the pro forma, interest expense, as if the acquisition occurred on January 1, 1996, is included in Other Income & Expense at a rate of 7.11%. The purchase price to US West was $35,271,000.


     INCOME TAX

     A combined federal and state income tax rate of 41.5% was utilized for the newly acquired assets.


     EARNINGS PER SHARE

     Earnings per share were calculated based on 4,980,006 average shares outstanding for the year ended December 31, 1996.



     The pro forma statement of income is not necessarily indicative of the results of operations as if acquisition occurred at the beginning of the period presented, nor are necessarily indicative of the results of future operations.

     The pro forma statement of income and the notes should be read in conjunction with the Registrant's consolidated financial statements and related notes for the year ended December 31, 1996 incorporated in the Form 10-K filing dated March 27, 1997.

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                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                                  (NOT AUDITED)
                             (Dollars in Thousands)


                                                          Acquired
                                                           US West         Pro
                                             Hickory      Telephone       Forma
                                            Tech Corp     Exchanges     Combined
                                            ---------     ---------     --------
ASSETS
------
Current Assets                               $17,967        $4,729       $22,696
Investments                                    2,980                       2,980
Net Property, Plant & Equipment               40,873        12,949        53,822
Intangible and Other Assets                    9,443        22,322        31,765
                                               -----        ------        ------

 Total Assets                                $71,263       $40,000       $71,263
                                             -------       -------       -------
                                             -------       -------       -------

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities                          $11,688       $             $11,688
Long-Term Debt                                   877        40,000        40,877
Other Liabilities                              6,071                       6,071
Shareholders' Equity                          52,627                      52,627
                                              ------       -------        ------
 Total Liabilities and Shareholders' Equity  $71,263       $40,000      $111,263
                                             -------       -------      --------
                                             -------       -------      --------



     NOTES TO PRO FORMA BALANCE SHEET (NOT AUDITED)

     The presented pro forma balance sheet as of December 31, 1996 consists of the historical balance sheet of the Registrant plus the assets purchased from US West on April 10, 1997 as if they were purchased on December 31, 1996. The acquisition was accounted for under the purchase method of accounting.

     The $40 million long-term debt proceeds from the institutional investors was utilized for the acquisition. The Registrant's transaction with US West was summarized as cash paid of $35,271,000 for net property, plant and equipment valued at $12,949,000 and costs in excess of net assets of $22,322,000. The remaining cash from the long-term debt proceeds of $4,729,000 will be utilized for ongoing capital expenditures for the newly acquired rural telephone exchanges as well as the Registrant's existing telephone exchanges.

     The pro forma balance sheet is not necessarily indicative of the financial position as if acquisition occurred on December 31, 1996 as presented, nor is it necessarily indicative of the financial position in the future.

     The pro forma balance sheet and the notes should be read in conjunction with the Registrant's consolidated financial statements and related notes for the year ended December 31, 1996 incorporated in the Form 10-K filing dated March 27, 1997.